PLAN AND AGREEMENT OF MERGER

                                       OF

                                BMB HOLDING, INC.
                            (A Delaware Corporation)

                                      INTO

                        INTERUNION FINANCIAL CORPORATION
                            (A Delaware Corporation)

THIS PLAN AND AGREEMENT OF MERGER  (hereinafter  called the  "Agreement"  or the
"Agreement of Merger"), by and between BMB HOLDING, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as "BMB") and INTERUNION FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as "InterUnion"). These two parties are herein sometimes referred to collectively as the "Merging Corporations" and InterUnion is designated as and shall be the surviving corporation.

WHEREAS a majority of the shareholders of each of BMB and InterUnion have authorized their respective Boards of Directors to enter into this Agreement;

AND WHEREAS the Board of Directors of each of BMB and InterUnion, by the execution of this Plan and Agreement of Merger, do approve this said Plan and Agreement of Merger and do hereby declare its advisability; and

WHEREAS the Delaware General Corporation Law, Section 251, does authorize this merger of domestic corporations pursuant to its terms and conditions.

NOW THEREFORE, the Merging Corporations have agreed, and do hereby agree, each with the other in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the State of Delaware that BMB and InterUnion be merged (the "Merger") into a single corporation and that InterUnion shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the Merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of BMB into shares of InterUnion are and shall be hereinafter set forth:

                                    ARTICLE I
                                 INTERPRETATION
                                 --------------

1.1 Definitions. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1 shall have the meanings set forth therein.

1.2 Entire Agreement. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Merger and supersedes all prior


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agreements,  understandings,  negotiations  and  discussions,  whether  oral  or written, including the letter of intent dated August, 7, 2003 (the "Letter of Intent"), and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3 Extended Meaning. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.4 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 References. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

1.7 Currency. Unless otherwise specified, the word "dollar", or the symbol "$" refers to the lawful currency of the United States of America.

1.8 Schedules. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed as part of this Agreement.

         SCHEDULE                  DESCRIPTION
         --------                  -----------
              1                    Definitions
              2                    BMB Holding, Inc. Financial Statements
              3                    InterUnion Financial Statements
              4                    InterUnion Management Information Circular
              5                    BMB Shareholdings
              6                    Agency Agreement

1.9 Recitals. The parties agree that the foregoing recitals are true and correct and incorporated by this reference.

                                   ARTICLE II
                    MANNER AND TERMS OF CONVERSION OF SHARES
                    ----------------------------------------

2.1 Conversion and Exchange of Shares. On the date of the Merger, each and every holder of certificates for common stock of BMB (the "BMB Shareholders") shall surrender them to InterUnion or its duly appointed agent in the manner that InterUnion shall reasonably require, it being mutually agreed upon that such certificates of BMB shall total One Thousand (1,000) shares (the "BMB Securities"). On receipt of the BMB Securities, InterUnion shall issue, an


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

aggregate of One Hundred Forty Eight Million Five Hundred Seventy One Thousand Four Hundred Twenty Nine shares (148,571,429) shares (the "InterUnion Shares") of its common stock to the BMB Shareholders in accordance with Schedule "5" hereof. Such aggregate number of InterUnion Shares are inclusive of 5,714,216 shares (at $0.35 per share) to be issued on Closing in respect of the conversion of an aggregate of Two Million ($2,000,000) of debt held by two (2) BMB Shareholders as more particularly described in Schedule "5" attached hereto. BMB represents herein that the shares being surrendered pursuant to this Paragraph
2.1 represent all of the issued and outstanding stock of BMB.

2.2 Amendment to Certificate of Incorporation. The Parties hereby agree that, after the completion of the Merger, InterUnion, as the surviving corporation shall adopt the name "BMB Munai, Inc." or such other similar name as may be agreed and approved by Governmental Authorities having jurisdiction, by amendment to its Certificate of Incorporation.

2.3 Directors. The Parties hereby agree that, upon the completion of the Merger, the shareholders of InterUnion by approval of this Merger do further agree, approve of and elect the following named individuals to serve as the board of directors as of the Closing of the Merger: Boris Cherdabayev, Chairman, Georges Benarroch, Alexandre Agaian, Bakhytbek Basiseitov and Mirgali Kunayev. All directors of InterUnion, with the exception of Georges Benarroch, shall immediately resign upon completion of the Merger.

2.4 Nature of Issued Shares. BMB and the BMB Shareholders acknowledge that the common shares issued by InterUnion pursuant to this Agreement are being issued pursuant to a claim of one or more exemptions from registration and prospectus requirements, as contained within U.S. federal securities laws. All shares as issued by InterUnion shall bear the following restrictive legend:

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

It is further understood that InterUnion, as issuer, shall issue such stop transfer instructions to its transfer agent as it may deem necessary.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE BMB SHAREHOLDERS
             ------------------------------------------------------

3.1 Representations and Warranties of the BMB Shareholders. The BMB Shareholders represent and warrant to InterUnion as follows and acknowledge that InterUnion is relying on these representations and warranties in connection with the completion of the Merger:

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

(a) Capacity to own BMB Securities - The BMB Shareholders have all necessary power, authority and capacity to own the BMB Securities.

(b) Capacity to Enter Agreement - The BMB Shareholders have full power, right and authority to enter into this Agreement and to perform their obligations under it and to authorize BMB to enter into this Agreement and to perform its obligations under it.

(c) Binding Obligation - This Agreement constitutes a valid and binding obligation of the BMB Shareholders, which BMB Shareholders have approved and authorized the entering into of this Agreement.

(d) Absence of Conflict - The BMB Shareholders are not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the BMB Securities, as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

(e) Title to BMB Securities - The BMB Shareholders are the legal owners of the BMB Securities with good and marketable title, free and clear of any Encumbrances.

(f) No Bankruptcy - No proceedings have been taken or authorized by any BMB Shareholders or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up as applicable, of any BMB Shareholders.

(g) Disclosure - The representations and warranties of the BMB Shareholders in this Agreement are true, correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to InterUnion.

(h) Non-Violation - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of BMB, any by-laws, any court or administrative order or process, any agreement or instrument to which BMB or the BMB Shareholders are party or by which it is bound.

                                   ARTICLE IV
                      REPRESENTATION AND WARRANTIES OF BMB
                      ------------------------------------

4.1 Representations and Warranties of BMB. BMB represents and warrants to InterUnion as follows and acknowledges that InterUnion is relying on these representations and warranties in connection with the Merger:

(a) Due Incorporation - BMB is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

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

(b) Capacity to Enter Agreement - BMB has full corporate power and authority to enter into this Agreement and to perform its obligations under it.

(c) Due Authorization - The executing and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of BMB.

(d) Binding Obligation - This Agreement has been duly executed and delivered by BMB and constitutes a valid and binding obligation of it.

(e) Absence of Conflict - Other than those disclosed in the financial statements of BMB, BMB is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the BMB Securities as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

(f) Regulatory Approvals - Except for Shareholder Approval and Regulatory Approval, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of BMB, in connection with the execution, delivery and performance of this Agreement and the performance of BMB's obligations under this Agreement.

(g) No Bankruptcy - No proceedings have been taken, are pending or authorized by BMB or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of BMB.

(h) Authorized and Issued Capital - The authorized capital stock of BMB consists of One Thousand (1,000) common shares, of which One Thousand (1,000) of such shares are issued and outstanding as fully paid and non-assessable shares of BMB. There are no warrants, options or other rights of any kind in existence, authorized or agreed to, which could result in any further shares or other securities of BMB being allotted or issued or becoming outstanding.

(i) Minute Books - The minute books of BMB contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of BMB held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held. The share and warrant certificate books and share registers of BMB are complete and accurate.

(j) BMB's Capacity and Power - BMB has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the BMB Business.

(k)      BMB Financial  Statements - BMB Financial Statements attached hereto as
         Schedule 2 have been prepared in accordance with US generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and fairly and accurately present, subject to immaterial variation, the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of BMB on the dates thereof and the financial results of BMB for the periods referred to in the BMB Financial Statements.

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

(l) Subsidiary -- Emir Oil, LLC, a company existing under the laws of Kazakhstan, is a 70%-owned subsidiary of BMB.

(m) No Guarantees etc. -- Other than as disclosed in the financial statements of BMB, BMB is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

(n)      Records

         (i) The BMB Records are true and correct and present fairly and disclose in all material respects the actual results of the BMB Business.

         (ii) To the best of the knowledge of the Board of Directors of BMB, all material financial transactions of BMB have been accurately recorded in the BMB Records. The BMB Records (of a financial nature) have been prepared in accordance with US generally accepted accounting principles consistently applied.

         (iii) The files, documentation and information in writing provided by BMB to InterUnion in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.

(o) Litigation - There are no judgments, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration panel, or any actions, suits, or proceedings, (whether or not on behalf of BMB) and, to the best of the knowledge of the Board of Directors of BMB, are pending or threatened or involving BMB, or the BMB Business which may materially adversely affect the BMB Business or BMB's assets.

(p) Securities Documents - The InterUnion Information Circular appended hereto as Schedule 4 (to the extent that it sets forth facts or information about BMB, which facts or information was provided or reviewed by BMB) does not contain, to the best of the knowledge and belief of the Board of Directors of BMB, any untrue statement of a material fact or omit to state a material fact that is required to be stated or omit to state a material fact that is necessary to be stated in order to make a statement contained in those documents not misleading in light of the circumstances in which it was made.

(q) Disclosure - To the best of the knowledge of the Board of Directors of BMB, the representation and warranties of the BMB Shareholders in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact.

(r) Non-Violation - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of BMB, any by-laws, any court or administrative order or process, any agreement or instrument to which BMB is party or by which it is bound.

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

(s) Conversion of Debt - It is acknowledged that the issuance to the BMB shareholders of an aggregate of 148,571,429 shares as specified in
         ARTICLE II, Paragraph 2.1, represents, in part, the consideration paid to certain shareholders of BMB who, prior to this Closing, were owed Two Million ($2,000,000) Dollars as a result of loans to BMB and who have agreed to accept shares in InterUnion as full payment of the loans.

                                   ARTICLE V
                                EFFECT OF MERGER
                                ----------------

5.1 Operating Effect of Merger. When this Merger is completed the Merging Corporations shall be a single corporation to be known as BMB Munai, Inc. or a similar name if that name shall not be available under Delaware law. The separate existence of BMB HOLDING, INC. shall cease.

5.2 Rights and Privileges. InterUnion shall thereupon and thereafter possess all rights, privileges, immunities and franchises of a public as well as a private nature of each of the Merging Corporations and all property, real, personal, tangible and intangible and all debt due, if any, on whatever account, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in InterUnion without further act or deed.

5.3 Liabilities and Obligations. InterUnion shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Merging Corporations and any claim existing or action or proceeding pending by or against either of the Merging Corporations may be prosecuted to judgment as if such Merger had not taken place, or InterUnion may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the Merger.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF INTERUNION
                  --------------------------------------------

6.1 Representations and Warranties of InterUnion. InterUnion hereby represents and warrants to BMB and to the BMB Shareholders as follows and acknowledges that BMB, and the BMB Shareholders are relying on those representations and warranties in connection with the Merger:

(a) Due Incorporation - InterUnion is a corporation duly incorporated and validly existing under the federal laws of the State of Delaware

(b) Capacity to Enter Agreement - InterUnion has full power, right and authority to enter into this Agreement and to perform the obligations under it.

(c) Due Corporate Authorization - The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of InterUnion.

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

(d) Binding Obligation - This Agreement has been duly executed and delivered by InterUnion and constitutes a valid and binding obligation of InterUnion.

(e) Absence of Conflict - InterUnion is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the InterUnion Shares as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

(f) Approval - Except for Shareholders Approval, no governmental authorization approval, order, consent or filing is required on the part of InterUnion, in connection with the execution, delivery and performance of this Agreement and the performance of InterUnion's obligations under this Agreement.

(g) No Bankruptcy - No proceedings have been taken, are pending or authorized by InterUnion or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of InterUnion.

(h) Authorized and Issued Capital - On the date of execution of this Agreement, the authorized capital of InterUnion consists of 500,000,000 common voting shares, of which 4,916,549 common shares are issued and outstanding. In addition, InterUnion is authorized to issue 1,500,000 shares of Class A preferred stock, 1,000 shares of Class B preferred stock and 1,000 shares of Class C preferred stock, of which no preferred shares of any class are issued or outstanding. After issuing an aggregate of 148,571,429 common shares to BMB Shareholders as provided herein, and after issuing a further 500,000 common shares to the shareholders of InterUnion as a stock dividend, the InterUnion shares issued and outstanding at Closing shall total 153,987,987 common shares, all of which such shares shall be fully paid and non-assessable. There shall also be 3,428,571 InterUnion options outstanding. There shall also be an InterUnion stock purchase warrant issued in favor of Credifinance Securities Limited which is to receive a further ten per cent (10%) of the number of InterUnion shares sold in the financing undertaken by it and on behalf of and for the benefit of InterUnion, at the issue price of the shares sold, such warrant to exist for an eighteen (18) month period from the date of November 25, 2003. There are no other rights of any kind in existence, authorized or agreed to which could result in any further shares or the securities of InterUnion being allotted or issued or becoming outstanding.

(i) Minute Books - Minute books of InterUnion contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of InterUnion held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held.

(j) Subsidiary - InterUnion owns 100% of InterUnion Merchant Group, a company incorporated in the British Virgin Islands. InterUnion has no other business affiliations with other entities of any kind whatsoever.

(k) Reporting Issuer - InterUnion is a reporting issuer in the United States and is not in default of any reporting requirement.

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

         (i) InterUnion has timely filed (taking into account all available extensions) all reports, forms and other filings required to be filed by applicable Law with the SEC and other applicable federal and State agencies ("Filing(s)"), and have paid all amounts due in respect of the above filings, if any; all such filings are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Filings by applicable Law.

         (ii) as of the date hereof, InterUnion has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Filings.

         (iii) no examination or audit of any Filing filed by InterUnion pursuant to the Laws of any jurisdiction has been made by any appropriate Governmental Authority during the preceding three years or is in progress, and InterUnion has not received any notice (official or unofficial) of any such examination, audit, investigation or other proceeding.

         (iv) InterUnion has maintained the books and records required to be maintained pursuant to the Laws of the applicable jurisdiction in reference to all Filings.

(1) Compliance with Laws - InterUnion is in compliance with all applicable laws, rules, regulations, notices, approvals and orders. For greater certainty, InterUnion confirms that it has at present, no active business undertakings.

(m) Absence of Material Changes - Since March 31, 2003 and to the date of execution of this Agreement, and except as set out herein:

         (i) no changes have been made in the accounting methods, practices, or policies followed by InterUnion;

         (ii) InterUnion has not increased, incurred or guaranteed any debt, obligation, or liability (whether absolute or contingent and whether or not currently due and payable);

         (iii) there has been no damage, destruction or loss, labor trouble, or other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the properties or prospects of InterUnion; and

         (iv) InterUnion has not paid any amount or dividend, or otherwise made any distribution or the payment of any kind or nature whatsoever to any non-arm's length Person.

         (v) InterUnion Liabilities - As of the Closing, InterUnion shall have no outstanding liabilities, other than those incurred in the normal course of business and except as set out herein and in the financial statements of InterUnion.

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

(n) InterUnion Financial Statement - The InterUnion Financial Statements attached hereto as Schedule 3:

         (i) have been prepared in accordance with U.S. generally accepted accounting principles; and

         (ii) fairly and accurately present the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of InterUnion on the dates thereof the financial results of InterUnion for the periods referred to in the InterUnion Financial Statements, which financial position, assets and liabilities, shall not have materially changed other than as so contemplated in this agreement.

(o) No Guarantees etc. - InterUnion is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

(p) Title to and Condition of Assets - As of the date hereof, InterUnion has no tangible assets of any kind.

(q) Employees - As of the Closing, InterUnion does not employ or engage any employees.

(r) Litigation - There are no judgments, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of InterUnion) pending or threatened or involving InterUnion.

(s) Disclosure - The representations and warranties of InterUnion in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to the BMB Shareholders. There are no liabilities, contingent or otherwise, or indemnity responsibilities of InterUnion that are not disclosed herein.

(t) Environmental - To the knowledge and belief of the Board of Directors of InterUnion all premises used by InterUnion to carry on its business comply and have at all times complied with, and InterUnion is not in violation of and has not violated, in connection with its ownership of such property or conduct of its business, any applicable laws, regulations or orders of any governmental authorities relating to environmental matters;

(u) Tax Liabilities - InterUnion has no outstanding tax liabilities presently due and owing or expected to come due and owing, to any taxation authority in the USA or elsewhere.

         (i) InterUnion has timely filed (taking into account all available extensions) all Tax returns required to be filed by applicable Law and have paid all amounts due in respect of Taxes (whether or not assessed or actually shown on such Tax returns); all such Tax returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax returns by applicable Law;

         (ii) as of the date hereof, InterUnion has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax returns; no requests for any such agreements are pending; and the period during which any assessment may be made by any appropriate Governmental Authority has expired without waiver or extension of any such period for each such authority;

         (iii) no claim has ever been made by any authority in a jurisdiction where InterUnion does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and

         (iv) as of the date hereof, there are no Liens with respect to any material Taxes upon any of the assets and properties of the Company.

         (b) No examination or audit of income and other Tax Returns filed by InterUnion pursuant to the Laws of any Tax authority has been made by any appropriate Governmental Authority during the preceding three years or is in progress, and InterUnion has not received any notice (official or unofficial) of any Tax examination, audit, investigation or other proceeding for the assessment or proposed assessment or collection of any Taxes. Except for Taxes payable with Tax Returns not yet due and filed, there are no grounds for any further Tax Liability, beyond amounts accrued with respect to the years that have not been examined or audited.

         (c) InterUnion has maintained the books and records required to be maintained pursuant to the Laws of the states and localities wherein it is required to file Tax Returns and other reports relating to Taxes.

         (d) BMB has been provided with true and correct copies of the original and amended tax returns of the Company for all the years of its existence.

(u) Agency Agreement - The Agency Agreement in the form attached hereto as Schedule "6", when executed, will not result in InterUnion being in breach of any representations and warranties contained thereunder.

                                   ARTICLE VII
              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
              -----------------------------------------------------

7.1 Subject to section 7.2, all representations and warranties contained in this Agreement on the part of each of the parties shall survive the Closing for a period of three (3) years from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

7.2 The representations, warranties, covenants and indemnities of the Parties relating to the tax liability of InterUnion and BMB shall:

(a) unless resulting from any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the federal Internal Revenue Code ("IRC"), applicable state corporation tax legislation or any other legislation imposing tax on InterUnion and BMB, terminate at the expiration of the last of the limitation periods contained in the IRC, applicable state corporation tax legislation or any other legislation imposing tax on InterUnion and BMB, subsequent to the expiration of which an assessment, reassessment, or other form of recognized document assessing liability for its year ended immediately prior to the Closing Date; and

(b) if based upon misrepresentation made or fraud committed in filing a return or in supplying information for the purpose of the IRC, applicable state corporation tax legislation or any other legislation imposing tax on InterUnion and BMB, survive without limit as to time.

7.3 All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

                                  ARTICLE VIII
                                    COVENANTS
                                    ---------

8.1 Conduct of BMB Business Prior to Closing. During the Interim Period, BMB shall:

(a) Conduct Business in Ordinary Course - except as otherwise contemplated or permitted by this Agreement, conduct the BMB Business diligently and prudently, and in the normal course;

(b) Continue Insurance - continue in full force all existing insurance policies;

(c)      Comply with Laws - comply with all laws applicable to the BMB Business;

(d) Maintain Permits - apply for, maintain in good standing and renew all Permits, licenses, and registrations necessary to enable it to carry on the BMB Business as now conducted;

(e) Issue Securities, etc. - not issue any securities, including debt, except in the ordinary course of business, as contemplated herein or with the prior written consent of InterUnion;

(f) Dividends - not declare or pay any dividends or distribute any of its properties or assets to shareholders or any non-arm's length Person without the prior written consent of InterUnion;

(g) Agreements - not enter into any contracts, except in the ordinary course of business or with the prior written consent of InterUnion;

(h) Articles and Bylaws - not alter or amend its articles or bylaws, except as contemplated herein or with the prior written consent of InterUnion;

         (i) Business Activity - not engage in any business enterprise or other activity different from its current activities to date except those specifically expressed herein or with the prior written consent of InterUnion;

8.2 Conduct of InterUnion Prior to Closing - During the Interim Period, InterUnion shall:

(a) Conduct Business in Ordinary Course - except as otherwise contemplated or permitted by this Agreement, conduct its business diligently and prudently, and in the normal course;

(b) Continue Insurance - continue in full force all existing insurance policies;

(c)      Comply with Laws - comply with all laws applicable to its business;

(d) Maintain Permits - apply for, maintain in good standing and renew all permits, licenses, and registrations necessary to enable it to carry on its business as now conducted;

(e) Issue Securities, etc. - not issue any securities, including debt, except in the ordinary course of business, as contemplated herein or with the prior written consent of BMB;

(f) Dividends - not declare or pay any dividends or distribute any of its properties or assets to shareholders or any non-arm's length Person other than as provided for herein without the prior written consent of BMB;

(g) Agreements - not enter into any contracts, except in the ordinary course of business or with the prior written consent of BMB;

(h) Articles and Bylaws - not alter or amend its articles or bylaws, except as contemplated herein or with the prior written consent of BMB;

(i) Business Activity - not engage in any business enterprise or other activity different from its current activities to date except those specifically expressed herein or with the prior written consent of BMB.

(j) Minimum Subscriptions at Closing - Credifinance Securities Limited, acting on behalf of InterUnion will have secured in completed form at least $3,000,000 held in escrow pursuant to subscriptions for common stock of InterUnion.

8.3      Access for Investigation.

(a) InterUnion and BMB shall permit the other Party and its Authorized Representatives, until the Closing Date, to have reasonable access during normal business hours to their respective premises and their respective Records to enable confirmation of the accuracy of the Records and the matters represented and warranted in Articles III, IV, and VI.

         Until the Closing Date and, in the event the termination of this Agreement without the completion of the transactions contemplated hereby, each of the Parties shall thereafter, subject to subsection 8.3(b), use its best efforts to keep confidential and not use for its own purpose (other than as contemplated by this Agreement) any information obtained from any other Party with respect to the other Party's affairs. If this Agreement is terminated, all documents, working papers and other written material obtained by the Party from the other party in connection with this Agreement and not previously made public (and all copies thereof) shall be returned to the other Party promptly after such termination.

(b) The obligation of each of the Parties under subsection 8.3(a) to keep confidential and not use any information shall not apply to information which:

         (i) becomes generally available to the public other than as a result of a disclosure by the Party or its representatives in violation of this Agreement;

         (ii) was available to the Party on a non-confidential basis prior to its disclosure by the other party or their representatives;

         (iii) becomes available to the party on a non-confidential basis from a source other than the other Party or its representatives, provided that such source is not bound by a confidentiality agreement with the other Party; or

         (iv)  the Party is required by law to disclose.

8.4      Closing  Documents.   The  Ancillary   Agreements  and  the  Conveyance
Documents shall be executed and delivered by the Parties thereto at the Closing Time.

8.5 Corporate Proceedings. On or before the Closing Date, each of the Merging Corporations shall provide to the other certified copies of all necessary proceedings and resolutions, corporate or otherwise, and all other necessary actions, corporate or otherwise, authorizing the execution and delivery of this Agreement and the matters contemplated in it.

8.6 Actions to Satisfy Closing Conditions. Each Party shall take all such actions as are within its power to control, and shall use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in this Agreement that are for the benefit of itself or any other Party.

8.7 InterUnion Corporate Proceedings. InterUnion shall have obtained or effected prior to the Closing:

         (i)   Shareholder Approval; and

         (ii) Amendment of the Certificate of Incorporation of InterUnion to increase its authorized capital to common shares to 500,000,000, subsequent to Closing.

                                   ARTICLE IX
                              CONDITIONS OF CLOSING
                              ---------------------

9.1 Conditions for InterUnion's Benefit. InterUnion shall not be obliged to complete the Merger unless, on the Closing Date, each of the following conditions shall have been satisfied:

(a) Accuracy of Representations -- The representations and warranties of the BMB Shareholders and of BMB, as set forth in Articles III and IV, respectively, shall be true and correct at the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and InterUnion shall have received a certificate from the BMB Shareholders, and BMB confirming the foregoing.

(b) Performance of Obligations - BMB and the BMB Shareholders shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing. BMB and the BMB Shareholders shall not be in breach of any agreement on their part contained herein;

(c) Deliveries - BMB and the BMB Shareholders shall have delivered or caused to be delivered to BMB the Conveyance Documents, and shall deliver up to InterUnion possession of the BMB Securities, free and clear of any Encumbrances:

(d) Shareholder Approval and Regulatory Approval - On or before Closing Time, all items listed in the sub-articles of section 8.7 herein shall have been approved by the shareholders of InterUnion;

(e) Completion of Investigations - The investigations and assessments contemplated in section 8.3 shall have been completed and InterUnion shall be satisfied with the result of such investigations and assessments including, without limitation, the accuracy of the BMB Records and Subsidiary Records and matters represented and warranted in Articles III and IV;

(f) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of, from or notifications to any persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

         There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law;

(g) No Loss - During the Interim Period, there shall have been no material damage to the assets of BMB or the BMB Business by fire or other peril, whether or not such damage is covered by insurance; and

(h) No Material Changes - There shall have been no material adverse changes in the BMB Business, assets or financial condition of BMB during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of BMB or the BMB Business that may involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance.

(i) Acknowledgment re Conversion of Certain Debt - Each of BMB Munai, LLC and Alexander Agaian, both of whom are BMB Shareholders, shall have agreed to convert $1,800,000 and $200,000, respectively, in indebtedness owed to them by BMB for InterUnion Shares, as provided for in this Agreement. In addition, such parties shall be required to deliver, on or before Closing, a Release, satisfactory to InterUnion confirming such debt has been released.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, InterUnion may terminate this Agreement by notice in writing to the other Parties in which event InterUnion shall be released from all obligations under this Agreement and (InterUnion can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that InterUnion shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfillment of any other condition in whole or in part.

9.2 Conditions for the Benefit of BMB and the BMB Shareholders. BMB and the BMB Shareholders shall not be obliged to complete the Merger unless, on the Closing Date, each of the following conditions shall have been satisfied:

(a) Accuracy of Representations - The representations and warranties of InterUnion set forth in Article VI shall be true and correct at the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, and the BMB Shareholders shall have received a certificate from InterUnion confirming the foregoing.

(b) Performance of Obligations - InterUnion shall have performed all of the obligations hereunder to be performed by it at or prior to the Closing and InterUnion shall not be in breach of any agreement on its part contained herein.

(c) Deliveries - InterUnion shall have delivered or caused to be delivered to the BMB Shareholders, or as they may direct in writing, possession of an aggregate 148,571,429 InterUnion Shares, free and clear of any Encumbrances.

(d) Shareholders Approval - The Shareholders Approval, the approval of this Agreement and the transactions contemplated herein by the BMB Shareholders and the matters contemplated in section 8.7 shall have been obtained, completed or given, as the case may be, on or before the Closing Time.

(e) Completion of Investigations - Based in the documents provided by InterUnion, the investigations and assessments contemplated in section
         8.3 shall have been completed and BMB and the BMB Shareholders shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the InterUnion Records and matters represented and warranted in Article VI.

(f) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

         There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(g) No Material Changes - Based in the documents provided by InterUnion, there shall have been, in the reasonable opinion of BMB and the BMB Shareholders, no material adverse changes in the assets or financial condition of InterUnion during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of InterUnion that may, in the reasonable opinion of BMB and the BMB Shareholders involve material reduction, damage, risk to or destruction of the assets whether or not the change is covered by insurance.

(h) InterUnion Debt - As of the Closing, InterUnion shall have no outstanding debt.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, BMB and the BMB Shareholders may terminate this Agreement by notice in writing to InterUnion in which event BMB and the BMB Shareholders shall be released from all obligations under this Agreement and (unless BMB and the BMB Shareholders can show that the condition relied upon could reasonably have been performed by InterUnion) InterUnion shall also be released from all obligations hereunder; provided, however, that BMB and the BMB Shareholders shall be entitled to waive compliance with any one or more of such conditions in whole or in part if they shall see fit to do so, without prejudice to their rights to termination in the event of the non-fulfilment of any other condition in whole or in part.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

10.1     Mutual  Indemnification's  for  Breaches of Warranty,  etc.  Subject to
section 10.3, InterUnion hereby covenants and agrees with BMB, and BMB covenants and agrees severally with InterUnion (the parties covenanting and agreeing to indemnify another party under this Article X are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article X are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement.

10.2 Undisclosed Liabilities Indemnity - Notwithstanding section 10.1 and without limiting the generality of section 10.1:

(a) BMB shall indemnify InterUnion from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of BMB prior to the Closing Date that are not disclosed to InterUnion pursuant to Article 1V;

(c) InterUnion shall indemnify BMB, and the BMB Shareholders from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of InterUnion prior to the Closing Date that are not disclosed to BMB and the BMB Shareholders pursuant to
         Article VI.

10.3 Limit on Mutual Indemnification. Indemnification obligations of each of the Parties pursuant to section 10.1 and 10.2 shall be subject to the following:

(a) the applicable limitation mentioned in Article VII respecting the survival of the representations and warranties of the Parties;

(b) the indemnity obligations under section 10.2 shall survive for a period of three (3) years from the Closing Date;

(c)      there  shall be no limit as to amount in  respect  of  breaches  of the
         representations   and   warranties   of  the  Parties   other  than  as
         specifically limited by the provisions of the section; and

(d) an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by the Indemnified Party exceeds a value of $5,000, in which case the Indemnifying Party shall be obligated to the Indemnified party for all Claims without limit as to amount.

10.4 Procedure for Indemnification. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this Agreement:

         (i) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the
               Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve an Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

         (ii)  in  the  case  of  Claims   arising  from  third   parties,   the
               Indemnifying Party shall have the right by notice to the Indemnified party not later than thirty (30) days after receipt of the notice described in paragraph (i) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;

         (iii) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;

         (iv) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and

         (v) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

                                   ARTICLE XI
                              CLOSING ARRANGEMENTS
                              --------------------

11.1 Closing. The Closing shall take place at the offices of Aird & Berlis LLP, Barristers and Solicitors, 181 Bay Street, Suite 1800, BCE Place, Toronto, M5J 2T9, Ontario, Canada at the Closing Time on the Closing Date, which such date shall be November 25, 2003 at 4.00 p.m. or on such date and at such time as the Parties may mutually agree and in no event later than January 30, 2004.

11.2     Closing Procedures.  At the Closing Time:

(a) InterUnion shall issue and deliver to the BMB Shareholders possession of an aggregate of 148,571,429 InterUnion Shares;

(b) the BMB Shareholders shall deliver up to InterUnion 1,000 shares of BMB.

(c) BMB Munai LLC and Alexandre Agaian have shall have signed a release re indebtedness (as specified in section 9.1(i) of this Agreement.

(d) BMB shall provide to InterUnion a certified copy of a unanimous resolution of the shareholders of BMB approving the Share Exchange;

(e) Counsel for BMB shall deliver a legal opinion, addressed to InterUnion and counsel for InterUnion, in a form satisfactory to counsel for InterUnion, concerning the status and standing of BMB and other various material issues addressed herein concerning BMB and the BMB Shareholder including various matters addressed in Articles III and IV herein;

(f) Counsel for InterUnion shall deliver a legal opinion, addressed to BMB and the BMB Shareholders and counsel for BMB and the BMB Shareholders, in a form satisfactory to counsel for BMB and the BMB Shareholders, concerning the status and standing of InterUnion and other various material issues addressed herein concerning InterUnion including various matters addressed in Article VI herein;

(g) The current directors of InterUnion who have not been invited to join the board of directors of BMB shall resign in seriatim from the board of InterUnion in favor of the nominees of BMB; and

(h) The Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement.

11.3 Non-Waiver. No investigations made by or on behalf of InterUnion, BMB and the BMB Shareholders at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.

11.4 Merger Advisor Fee. At or before Closing, BMB shall pay to Credifinance Securities Limited a merger advisory fee of $150,000.

                                   ARTICLE XII
                                     GENERAL
                                     -------

12.1     Termination

(a)      This Agreement may be terminated at any time prior to the Closing:

         (i)   by the mutual agreement of the Parties;

         (ii)  by the Parties if:

               (I) the Merger shall not have been completed by January 30, 2004 (or such other date, if any, as the Parties shall have agreed in writing), if the failure to complete such purchase and sale on or before such date is not caused by any breach of this Agreement by the Party electing to terminate; or

               (II) the Merger  would  violate any  non-appealable  final order, decree or judgment of any court or governmental body having competent jurisdiction.

(b) If this Agreement is terminated by a Party under subsection 11.1(a), such termination shall be without liability of either Party to the other parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the willful failure of the Party to fulfill a condition to the performance of the other Parties or to perform a covenant of this agreement or from a willful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.

12.2 Expenses. All costs and expenses (including the fees and disbursements of accountants and legal counsel) incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by each Party whether or not the Merger is completed.

12.3 Notices. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either:

(1)      personally delivered to such Parties; or (2) sent by facsimile.

Any notice shall be sent to the intended recipient at its address as follows:

        (a)     to InterUnion:

                1232 North Ocean Way
                Palm Beach FL 33480
                Attention:        Georges Benarroch
                Facsimile:        (561) 877-0517

        (b)     to BMB and/or the BMB Shareholders at:

                245 East 93rd Street Suite 22E
                 New York NY 10128
                 Attention :       Alexandre Agaian
                 Facsimile :       (212) 534-6712

or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.

12.4 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.

12.5 Public Notice. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-coordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld.

12.6 Amendment and Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the Provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.7 Assignment. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall ensure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

12.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.9 Independent Legal Advice. The Parties hereby acknowledge that each has been advised to seek independent legal counsel in respect of the Agreement and the matters contemplated herein. To the extent that a Party declines to receive independent legal counsel in respect of the Agreement, that Party waives the right, should a dispute later develop, to rely on its lack of independent legal counsel to avoid its obligations, to seek indulgences from the other Parties or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

12.10 Counterparts. This agreement may be executed by the Parties in one or more counterparts by original or facsimile signature, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

                            (Executions on next page)

         IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.

THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.


                                  INTERUNION FINANCIAL CORP.


                                  Per:  /s/ Georges Benarroch
                                        ----------------------------------------
                                            Authorized Signing Officer
                                            I have authority to bind the company

                                  BMB HOLDING, INC.


                                  Per:  /s/ Alexandre Agaian
                                        ----------------------------------------
                                            Authorized Signing Officer
                                            I have authority to bind the company

                                   SCHEDULE 1
                                   DEFINITIONS

"Affiliate and Associate" means an "affiliate" and "associate", respectively, as those terms redefined in the Securities Act of 1933, as amended on the date hereof.

"Agreement" means this Plan and Agreement of Merger and any instrument supplemental or ancillary to it.

"Ancillary  Agreements"  means  all  documents,  agreements,   certificates  and
instruments to be executed or delivered by any Person under this Agreement including the Conveyance Documents.

"Authorized Representatives" means employees, agents, counsel, accountants and other representatives.

"BMB's Business" means BMB's business, and headquartered in New York City, NY. BMB is a company engaged in the development and production of oil and gas in the Republic of Kazakhstan through its 70% interest in Emir Oil, LLC.

"BMB Records" means BMB's books, records, files, including business and financial records, documentation and information (other than the BMB Financial Statements), whether in writing or stored in any retrieval system or data base.

"BMB Securities" means all the issued and outstanding securities of BMB, being one thousand (1,000) common shares.

"BMB Shareholders" means the registered shareholders of BMB, respectively, as of the day this Agreement was executed.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the State of Delaware.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing" means the completion of the Merger of InterUnion and BMB pursuant to this Agreement.

"Closing Date" means November 25, 2003, or such other later date as may be agreed to by the Parties.

"Closing Time" means 4:00 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Consolidation" means the consolidation of the outstanding common shares of InterUnion on a 1 for 10 basis as provided herein.

"Conveyance Documents" means all bills of sale, assignments, instruments of transfer, assurances, consents, and other documents as shall be necessary to effectively transfer to InterUnion the BMB Securities

"Encumbrances"  means  any  mortgage,   charge,   pledge,   hypothecate,   lien,
encumbrance, restriction, option, right of others or security interest of any kind.

"Governmental Authorities" means any applicable United States or non-US federal, state and municipal agency, ministry, department, inspector and official.

"Interim Period" means the period commencing on the date of this Agreement and ending immediately before the opening of business on the Closing Date.

"InterUnion Financial Statements" means the financial statements of InterUnion attached Schedule 3.

InterUnion Information Circular" means the draft management information circular of InterUnion appended hereto as Schedule 4, to be used at the annual and special meeting of the shareholders of the Corporation relating to, amongst other things, the Share Exchange.

"InterUnion Options" means the outstanding options to acquire InterUnion common shares as of the date of this Agreement.

"InterUnion Records" means InterUnion books, records, files including business and financial records, documentation and information (other than the InterUnion Financial Statements), whether in writing or stored in any retrieval system or data base.

"InterUnion Shares" means an aggregate of 148,571,429, the common shares of InterUnion to be issued to the BMB Shareholders, or as they may direct, under the terms of this Agreement of Merger.

"InterUnion Warrants" means the outstanding warrants to acquire common shares of InterUnion as of the date of this Agreement.

"Law" means any law, rule or regulation of any Governmental Authority.

"Letter of Intent" means the letter of intent dated August 7, 2003 between InterUnion and BMB which is superseded by this Agreement.

"Parties" means the parties to the Agreement and "Party" means any one of them.

"Permits" means authorizations, registrations, permits, approvals or licenses that can be issued or granted by Governmental Authorities.

"Person" means an individual, body corporate, partnership, trustee, trust, unincorporated association, executor, administrator or legal representative.

"Records" means the BMB Records, InterUnion Records and Subsidiary Records.

"Regulatory Approval" means the approvals and consents of applicable regulatory authorities in the United States, which are required to complete the Share Exchange.

"SEC" means the United States Securities and Exchange Commission.

"Shareholder Approval" means approval by a majority of the holders of the common shares in InterUnion Financial Corporation or BMB Holding, Inc as the case may be, in respect to the Merger and any action requiring approval of the InterUnion shareholders.

"Tax" and "Taxes" shall mean all taxes and similar governmental charges, imposts, levies, duties, fees and assessments, however denominated, including any interest, penalties, fines or additions to tax that may become payable in respect thereof, imposed by any federal, state or local government or any agency or political subdivision thereof or therein, whether arising before, on or after the Closing Date.

                                   SCHEDULE 2

                    FINANCIAL STATEMENTS OF BMB HOLDING, INC.

                 [to be provided at a later date via amendment]

                                   SCHEDULE 3

            FINANCIAL STATEMENTS OF INTERUNION FINANCIAL CORPORATION

                 [to be provided at a later date via amendment]

                                   SCHEDULE 4

                        INTERUNION FINANCIAL CORPORATION
                         MANAGEMENT INFORMATION CIRCULAR

                 [to be provided at a later date via amendment]


                                   SCHEDULE 5

                                BMB SHAREHOLDINGS

---------- -------------------------------------------- ------------------------- ---------------------------
   No.     Name and Address of BMB SHAREHOLDERS            Number  of  BMB        Number of InterUnion Shaes
                                                            Shares Owned                to be Issued to
                                                                                       BMB Shareholders
---------- -------------------------------------------- ------------------------- ---------------------------
1          BMB Munai, LLC,                                        500                   76,571,429 (1)
           59A Kabanbai Batyr St.,
           Almaty, Kazakhstan
---------- -------------------------------------------- ------------------------- ---------------------------
2          Boris T. Cherdabayev,                                  220                     31,428,572
           162 Kunayeva Street, Apt 51
           Almaty, Kazakhstan
---------- -------------------------------------------- ------------------------- ---------------------------
3          Bakhtybek R. Baiseitov                                 120                     17,142,857
           c/o Alexandre Agaian
           245 East 93rd Street, Apt. 22E
           New York, New York 10128
---------- -------------------------------------------- ------------------------- ---------------------------
4          Caspian Services Group Limited                          10                     1,428,571
           c/o Alexandre Agaian
           245 East 93rd Street, Apt. 22E
           New York, New York 10128
---------- -------------------------------------------- ------------------------- ---------------------------
5          Alexandre Agaian                                        30                   4,857,143 (2)
           245 East 93rd Street, Apt. 22E
           New York, New York 10128
---------- -------------------------------------------- ------------------------- ---------------------------
6          Anuar R. Kulmagambetov                                  20                     2,857,143
           c/o Alexandre Agaian
           245 East 93rd Street, Apt. 22E
           New York, New York 10128
---------- -------------------------------------------- ------------------------- ---------------------------
7          Mirgali S. Kunayev                                     100                     14,285,714
           58 Zenkova Street, Apt. 52
           Almaty Kazakhstan 480100
---------- -------------------------------------------- ------------------------- ---------------------------
           TOTAL                                                 1,000                   148,571,429
---------- -------------------------------------------- ------------------------- ---------------------------

(1) Such number of shares includes 5,142,857 in respect of conversion of $1,800,000 of indebtedness owed by BMB Holding, Inc.

(2) Such number of shares includes 571,429 in respect of conversion of $200, 00.00 of indebtedness owed by BMB Holding, Inc.

                                   SCHEDULE 6

                                AGENCY AGREEMENT

                           [Attached as Exhibit 10.1]